LOCK-UP AGREEMENT

November 3, 2010

Ladies and Gentlemen:

The undersigned is a current or former director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of 5to1.com, Inc., a Delaware corporation (the “Company”). The undersigned understands that the Company will merge (the “Merger”) with a wholly-owned subsidiary of FTOH Corp., a publicly traded Delaware company (“Parent”), concurrently with the private placement by Parent of a minimum of $6,000,000 and a maximum of $10,000,000 shares of Parent’s common stock (the “Shares”), for a purchase price of $1.00 per Share (the “Funding Transaction”). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.           In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the final closing and termination of the Funding Transaction (the “Closing Date”) and ending twelve (12) months after such date (the “Lockup Period”), the undersigned will not, without the prior written consent of Marlin Capital Marketing, LLC (“MCM”) (the “Majority Investors”), directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale.This Letter Agreement shall apply to all Parent Shares issued to the undersigned in connection with the Merger (including, without limitation, those shares referred to as Management Restricted A or Performance A Stock (as defined below)) and Parent Shares in replacement thereof issued under the Company’s Plan which are exchanged for Parent Shares which shall be governed by this Letter Agreement and will additionally be subject to the vesting and clawback restrictions set forth in such Restricted Stock Grant.  For purposes hereof, “Company Plan” shall mean the Company’s incentive plan under which an aggregate of 3,500,000 shares of common stock of the Company were issued to certain persons and as set forth on the signature page hereto under the column labeled “Perf A” (“Management Restricted A Stock”), as assumed by Parent, subject to certain restrictions, vesting and clawback rights, and which, upon the consummation of the Merger, will be assumed by the Parent and shall continue to be bound by all the terms and provisions thereof, including any additional terms included in such grant under the Parent’s assumption of the Company Plan.Notwithstanding anything herein to the contrary, the Lockup Period for Management Restricted A Stock (Perf A shares, as set forth below) shall terminate at the time any vesting or clawback restrictions under the Company Plan have been achieved.

2.    Leak Out Provision.  If (i) the Parentraises in excess of Ten Million Dollars ($10,000,000) (excluding any amount raised in the Funding Transaction) within twelve (12) months from the date hereof or (ii) the Parent’scommon stock achieves an average daily trading value (such trading value shall be calculated by multiplying the daily volume by the average bid and ask prices for that day) over any thirty (30) day period within the twelve (12) months from the date hereof equal to or greater than Two Hundred Thousand Dollars ($200,000) of (iii) commencement of trading of Parent’s common stock on NASDAQ, then the lock up restrictions related to Management Restricted A Stock of this Letter Agreement shall terminate.  MCM shall have a right of first refusal for any proposed transfer, sale or assignment of any Parent Security issued to the undersigned at or prior to the Closing Date.  In the event of such proposed sale, the undersigned will provide MCM with at least twenty-four (24) hours advance written notice of the terms of the proposed sale, including minimum acceptable price and payment, and MCM shall have the right, within forty-eight (48) hours or receipt of such notice to elect irrevocably to purchase such shares on the same proposed terms and conditions.  If not sold within fourteen (14) days on the terms offered to MCM, such Parent Securities shall be reoffered to MCM.

3.  For a period of twelve (12) months from the date hereof, the undersigned agrees it will not seek or permit the Parent Securities owned by the undersigned, and Company agrees that it shall not file, any Registration Statement on Form S-8 with the Securities and Exchange Commission.  The undersigned agrees that for a period of twelve (12) months from the date hereof, he shall neither authorize or approve any Form S-8 Registration Statement filing without the prior written consent of MCM.

4. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security or a Parent Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security or Parent Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the Lockup Period, and provided that MCMis provided with its right of first refusal in accordance with Section 2 hereof.

5.           Opinion of Counsel.  Any Parent Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement.  The Parent’s transfer agent shall only accept an opinion of counsel to remove such legend from counsel acceptable to MCM.  An opinion from Harvey Kesner, Esq. and any firm with which he is associated shall be deemed acceptable counsel to MCM.

6.           This Letter Agreement shall be governed by and construed in accordance with the laws of the New York.

7           This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent, MCM, and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement and MCM.

.[SIGNATURE PAGES FOLLOW]

Very truly yours,

Number of shares of Common Stock owned:
Management	Perf A	Perf B

Certificate Numbers: __________________________________________

Accepted and Agreed to:

FTOH Corp.

By:
Name: James Heckman
Title: Chief Executive Officer

5to1.com, Inc.

By:
Name: James Heckman
Title: Chief Executive Officer